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Exhibit 5.7

PricewaterhouseCoopers LLP Chartered Accountants 111 5th Avenue SW, Suite 3100 Calgary, Alberta Canada T2P 5L3 Telephone +1 (403) 509 7500 Facsimile +1 (403) 781 1825

Consent of Independent Chartered Accountants

We hereby consent to the inclusion in the Registration Statement on Form F-10 (the "Registration Statement") of Harvest Operations Corp., Harvest Energy Trust, and the other subsidiary guarantors named therein of our auditors' report dated July 16, 2004 except for note 1 for which the date is December 9, 2004, on the Schedule of Revenues, Royalties and Expenses for the two years ended December 31, 2003 and 2002.

We also consent to the references to us under the heading "Experts" in the Registration Statement.

signed ("PricewaterhouseCoopers LLP")

Chartered Accountants
Calgary, Alberta

January 10, 2004

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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  Exhibit 5.7